                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                           IFR SYSTEMS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                           NOTICE AND PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                            [IFR SYSTEMS, INC. LOGO]

                               IFR SYSTEMS, INC.
                            NOTICE OF ANNUAL MEETING
                                 AUGUST 7, 2001

To the Shareholders of IFR Systems, Inc.:

    You are hereby notified that the Annual Meeting of Shareholders of IFR Systems, Inc., a Delaware corporation (the "Company"), will be held at the Company headquarters, 10200 West York Street, Wichita, Kansas, on Tuesday, August 7, 2001 at 1:00 PM Central Daylight Savings Time for the following purposes:

    1. To elect two directors for a term of three years and until their successors are duly elected and qualified;

    2. To ratify the appointment of Ernst & Young LLP as independent auditors for the current fiscal year ending March 31, 2002;

    3.  To transact such other business as may properly come before the meeting.

    The Company's 2001 annual meeting will be held solely to tabulate the votes cast and report results of voting on the matters listed in the proxy statement. It is not anticipated there will be other business transacted or that any Directors or Senior executives will be in attendance.

    Only shareholders of record at the close of business on June 22, 2001 are entitled to notice of and to vote at the meeting. PLEASE MARK, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you attend the meeting, you may, if you so desire, withdraw your proxy and vote in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Charles J. Woodin

                                          Charles J. Woodin
                                          SECRETARY

Wichita, Kansas
July 19, 2001

                               IFR SYSTEMS, INC.
                              2001 PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

    Shareholders of record at the close of business on June 22, 2001 are entitled to vote at the Annual Meeting of Shareholders of IFR Systems, Inc., a Delaware corporation ("IFR" or the "Company"), to be held at 1:00 PM., Central Daylight Savings Time, on Tuesday, August 7, 2001, at the Company's headquarters, 10200 West York Street, Wichita, Kansas. All shareholders unable to attend the meeting who wish to vote their stock upon the business to be transacted at the meeting are requested to mark, sign and date the accompanying form of proxy and return it in the enclosed addressed postage-paid envelope. The proxy may be revoked at any time before it is voted by written notice to the Secretary of the Company, by submitting another proxy that bears a later date, or by voting in person at the meeting. Signing and submitting a proxy will not affect a shareholder's right to vote in person if they attend the meeting. All proxies returned and not so revoked will be voted in accordance with their terms. There are no dissenters' rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the meeting.

    As stated in the attached Notice, the matters to be considered at the meeting are: (i) the election of two directors for a term of three years and until their successors are duly elected and qualified; (ii) the ratification of the appointment of independent auditors; and; (iii) the transaction of such other business as may properly come before the meeting.

    The solicitation of the accompanying proxy is made on behalf of the Board of Directors of the Company for the 2001 Annual Meeting and any adjournments thereof. The expense of the solicitation of the proxies for this meeting will be borne by the Company. The solicitation will be made through the use of the mail and by personal solicitation through regular employees of the company who will not be additionally compensated therefor.

    The mailing address of the principal executive offices of the Company is IFR Systems, Inc., 10200 West York Street, Wichita, Kansas, 67215. This Proxy Statement and the enclosed form of proxy were first sent or given to the shareholders on approximately July 19, 2001.

REQUIRED VOTES

    A plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote is required to elect a nominee for Director. A majority of the votes that could be cast in the election or on a proposal by shareholders who are either present in person or represented by proxy and entitled to vote at the meeting is required to ratify the appointment of auditors. Each shareholder is entitled to one vote upon each proposal submitted at the meeting for each share outstanding of record in his name at the close of business on June 22, 2001. The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as "shares present" at the meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called "broker nonvotes") are considered "shares present" at the meeting only for quorum purposes but will not be considered as having been voted "for" or "against" such proposals and will not affect the outcome of the vote.

OUTSTANDING SHARES & PRINCIPAL SHAREHOLDERS

    On June 22, 2001, the Company had issued and outstanding 8,282,009 shares of common stock, not including 984,241 treasury shares, $.01 par value per share ("Common Stock"), which is the only class of securities entitled to vote at the Annual Meeting. Based on copies of reports filed with the Securities and Exchange Commission that have been received by the Company, the following table sets forth, as of June 6, 2001, the only persons known to be beneficial owners of more than 5% of the Company's outstanding Common Stock:

                                                             NUMBER OF SHARES    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                        BENEFICIALLY OWNED     CLASS
------------------------------------                        ------------------   ----------
State of Wisconsin .......................................        1,613,000         19.5%
Investment Board
121 East Wilson Street
Second Floor
Madison, WI 53702

Dimensional Fund Advisors, Inc. ..........................          680,036          8.2%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

Strong Capital Management, Inc. ..........................          513,300          6.2%
100 Heritage Reserve
Menomonee Falls, WI 53051

Bricoleur Capital Management, L.L.C. .....................          522,500          6.3%
12230 El Camino Real
Suite 100
San Diego, CA 92130

    The following table contains information concerning beneficial ownership of IFR Systems, Inc. Common Stock as of June 6, 2001, by each Director or nominee for Director, by each Executive Officer named in the Summary Compensation Table and by all Directors and Executive Officers as a group:

                                                          NUMBER OF SHARES           PERCENT
NAME OF BENEFICIAL OWNER                                BENEFICIALLY OWNED(1)       OF SHARES
------------------------                                ---------------------       ---------
Jeffrey A. Bloomer ...................................         124,875                 1.5%
  DIRECTOR, CHIEF EXECUTIVE OFFICER AND PRESIDENT

Dennis H. Coley ......................................          41,737                 (*)
  TREASURER AND CHIEF FINANCIAL OFFICER

Donald L. Graf .......................................          29,400(2)              (*)
  DIRECTOR

John V. Grose ........................................          12,000                 (*)
  DIRECTOR

Frederick R. Hume ....................................               0                 (*)
  DIRECTOR

Alfred H. Hunt, III ..................................         293,314(3)              3.5%
  DIRECTOR AND CHAIRMAN

Oscar L. Tang ........................................         149,600(4)              1.8%
  DIRECTOR

Ralph R. Whitney, Jr. ................................          43,618                 (*)
  DIRECTOR

Directors and Executive Officers as a Group
  (9 persons).........................................         702,409                 8.5%

------------------------------

(*) Denotes less than 1%.

(1) Includes shares that could be acquired within 60 days after June 6, 2001 upon the exercise of options granted pursuant to company stock option plans as follows: Mr. Bloomer, 100,875; Mr Coley, 27,437; Mr. Graf, 13,500;
    Mr. Grose, 10,500; Mr. Hunt, 223,124; Mr. Tang, 7,500; Mr. Whitney, 13,500;
    all directors and executive officers as a group, 396,436 shares.

(2) Includes 5,300 shares owned by a trust of which Mr. Graf is trustee.

(3) Includes 10,284 shares owned by Mr. Hunt's children. Mr. Hunt disclaims beneficial ownership of the shares owned by his children.

(4) Includes 60,000 shares held by Mr. Tang as trustee in various trusts for members of Mr. Tang's family and 73,500 shares held by The Tang Fund of which Mr. Tang is president and a director. Excludes 247,500 shares held in trust for the benefit of Mr. Tang and 36,400 shares held by August Associates, an investment partnership in which Mr. Tang is a limited partner, because Mr. Tang does not have the power to vote or dispose of the shares or to direct the voting or acquisition or disposition of the shares through directing the exercise of any warrants or options held by the partnership or any such trust, if any, or through the power to terminate the partnership or revoke any of such trusts within sixty (60) days, or to obtain the power to vote, acquire or dispose of shares through the automatic termination of the partnership or of any such trust within sixty (60) days.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

    At the Annual Meeting, it is anticipated that two directors will be elected by a plurality of the votes that could be cast in the elections. Mr. Donald L. Graf and Mr. Ralph R. Whitney, Jr., both of whom are members of the present Board, have been nominated for re-election as Directors to hold office until the annual meeting of shareholders in 2004 and until their successors have been elected and qualified. The other Directors listed below will continue in office until expiration of their terms.

    If the enclosed proxy is duly executed and received in time for the meeting and if no contrary specification is made therein, it is the intention of the persons named as proxies therein to vote the shares represented by the proxy for Donald L. Graf and Ralph R. Whitney, Jr. for election as Directors of the Company. There will not be cumulative voting for the election of any Director. If the nominee is unable to serve, an event which the Board of Directors does not anticipate, the proxy will be voted for the person designated by the Board to replace that nominee.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF BOTH NOMINEES.

    The following table sets forth the name, age, business background, and tenure as a Director of the Company of each nominee and director. Except as otherwise indicated the principal occupations of the persons shown in the table have not changed during the last five years. Each person shown has sole voting and investment power with respect to the shares indicated in the beneficial ownership table on page 4.

          NAME, AGE,                         PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
   PERIOD SERVED AS DIRECTOR                            DURING PAST FIVE YEARS
-------------------------------      ------------------------------------------------------------
NOMINEES FOR ELECTION FOR A TERM WHICH WILL EXPIRE IN 2004:

Donald L. Graf, 63                   Mr. Graf is currently retired and a private investor. From
DIRECTOR SINCE 1985                  July 1997 to December 2000, Mr. Graf was the Corporate Vice
                                     President and Chief Financial Officer of A. Duda &
                                     Sons, Inc., a privately held nationwide agribusiness and
                                     real estate development company with principal offices in
                                     Oviedo, Florida. From March 1996 to July 1997, Mr. Graf was
                                     a private investor and consultant. Prior to then, Mr. Graf was the Senior Vice President and Chief Financial Officer of
                                     Osborn Laboratories, Inc., a Medical testing laboratory
                                     located in Overland Park, Kansas.

Ralph R. Whitney, Jr., 66            Mr. Whitney is a principal of Hammond, Kennedy, Whitney &
DIRECTOR SINCE 1985                  Company, Inc., a private investment firm with offices at
                                     230 Park Avenue, New York, New York. Mr. Whitney also serves as a director of Adage, Inc.; Baldwin Technology
                                     Company, Inc.; Excel Industries, Inc.; Control
                                     Devices, Inc.; and Selas Corporation of America.

          NAME, AGE,                         PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
   PERIOD SERVED AS DIRECTOR                            DURING PAST FIVE YEARS
-------------------------------      ------------------------------------------------------------
DIRECTORS WHOSE TERMS EXPIRE IN 2003:

Frederick R. Hume, 58                Mr. Hume is President and Chief Executive Officer of the
DIRECTOR SINCE 2000                  Data I/O Corporation since February 23, 1999. From 1988
                                     until his retirement in 1998, Mr. Hume was Vice President
                                     and General Manager of Keithley Instruments in Cleveland,
                                     Ohio. Mr. Hume is also a director of ILX Lightwave.

Alfred H. Hunt, III, 64              Mr. Hunt was named Chairman of the Board and Chief
DIRECTOR SINCE 1971                  Technology Officer of the Company in April 1999. Prior to
                                     April 1999, Mr. Hunt served as the President, Chief
                                     Executive Officer, and Vice Chairman of the Board of the
                                     Company.

DIRECTORS WHOSE TERMS EXPIRE IN 2002:

John V. Grose, 71                    Mr. Grose is a director and past President of Navair, Inc.,
DIRECTOR SINCE 1992                  which sells, services and installs avionics in military and commercial aircraft. Navair also distributes electronic test and measurement equipment. Navair's headquarters are in
                                     Mississauga, Ontario, Canada. Mr. Grose remains active in
                                     the distribution area of Navair's business.

Oscar L. Tang, 62                    Mr. Tang is a private investor. From September 1993 to
DIRECTOR SINCE 1995                  October 2000, Mr. Tang was a director of Nvest, L.P., an
                                     investment firm located in New York. Prior to then,
                                     Mr. Tang was the President and Chief Executive Officer and
                                     co-founder of Reich & Tang, L.P., predecessor of
                                     Nvest, L.P.

Jeffrey A. Bloomer, 44               Mr. Bloomer has been the Chief Executive Officer and
DIRECTOR SINCE 1999                  President of the Company since October 12, 1999. From
                                     April 1999 to October 1999, he served as Executive Vice
                                     President of the Company and from November 1995 to
                                     April 1999, he was its Treasurer and Chief Financial
                                     Officer. He served as the Company's Director of Finance from
                                     August 1994 through November 1995.

                       EXECUTIVE OFFICERS OF THE COMPANY

    The executive officers of the Company are as follows:

NAME                                                AGE                        POSITION
----                                              --------   ---------------------------------------------
Alfred H. Hunt, III.............................     64      Chairman of the Board of Directors
Jeffrey A. Bloomer..............................     44      President and Chief Executive Officer
Dennis H. Coley.................................     56      Treasurer and Chief Financial Officer

    Executive officers are appointed by the Board of Directors on an annual basis and serve until their successors have been duly elected. There are no family relationships among any of the executive officers or directors of the Company.

    ALFRED H. HUNT, III Mr. Hunt's positions with the Company and business experience are set out in the preceding section.

    JEFFREY A. BLOOMER Mr. Bloomer's positions with the Company and business experience are set out in the preceding section.

    DENNIS H. COLEY has been the Company's Treasurer and Chief Financial Officer since August 1999. He served as the Company's Controller from May 1996 through August 1999. Prior to joining the Company, he was the Controller of Learjet Inc., an aircraft manufacturing company.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    During the fiscal year ended March 31, 2001, the Board of Directors met six times. The Board of Directors has a standing Compensation Committee and a standing Audit Committee. There is no standing nominating committee or shareholders relation committee. All Board members attended more than 75 percent of the aggregate number of Board meetings and meetings of committees on which each served during the fiscal year ended March 31, 2001.

    The Compensation Committee is comprised of Messrs. Tang (Chairman), Hume, Graf, and Whitney. The Compensation Committee reviews and approves all compensation plans, benefit programs, and perquisites for executives and other employees. See "Compensation Committee Report on Executive Compensation" for a more complete description of the functions of the Compensation Committee. The Compensation Committee met one time during the last fiscal year.

    The purposes and functions of the Company's Audit Committee are to meet with the auditors; to recommend the engagement or discharge of independent auditors; to review quarterly financial statements prior to issuance; to review year-end financial statements prior to issuance; to review the services from time to time being performed by the independent auditors, including nonaudit services and the fees charged, or to be charged, for all such services; and to make appropriate reports and recommendations to the Board of Directors. The persons currently serving on the Audit Committee are Messrs. Graf (Chairman), Grose, Hume and Whitney. The Audit Committee met five times during the last fiscal year.

    The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as an appendix to this Proxy Statement. Messrs. Graf, Grose, Hume and Whitney are each independent for purposes of
Section 4200(a)(15) of the listing standards of the NASDAQ Stock Exchange, on which the Company's stock is traded.

COMPENSATION OF DIRECTORS

    Each Director of the Company, other than persons compensated as executive officers of the Company, received a retainer for the fiscal year ended
March 31, 2001, of $16,000. Each such Director also receives $1,000 for each Board meeting attended and $800 for each committee meeting attended and participates in the Outside Director Compensation, Stock Option, and Retirement Plan described below. If a Director is requested by the Company to travel out of town for attendance at a Board meeting or a committee meeting, the Director is reimbursed for reasonable travel expenses.

    In August 1999, the Board of Directors adopted, and the shareholders approved, the IFR Systems, Inc. Amended Outside Director Compensation, Stock Option, and Retirement Plan (the "1999 Outside Director Plan"), pursuant to which Directors who are not employees of the Company ("Outside Directors") are entitled to receive certain cash compensation, stock options, and retirement benefits, all as described below. The 1999 Outside Director Plan is administered by the Board of Directors. Subject to the provisions of the 1999 Outside Director Plan, the Board is authorized to interpret such provisions and to make any determinations necessary or advisable for the administration of the 1999 Outside Director Plan, but no person exercises discretion with respect to the selection of Directors who will receive options and retirement benefits, the terms and provisions of the options, or the amount and duration of the retirement benefits, all of which are established by the provisions of the 1999 Outside Director Plan.

    The 1999 Outside Director Plan provides for the payment of an annual retainer and meeting attendance fees to Outside Directors of the Company. Such fees are established annually by the Board of Directors. The 1999 Outside Director Plan also provides that the Board of Directors may from time to time establish a program for the deferral of such fees and the purchase of term life, travel, and accidental death and dismemberment insurance for Outside Directors. The Board of Directors has no present intention to establish a deferral program or purchase any such insurance.

    The 1999 Outside Director Plan provides that each Outside Director shall be granted an option to purchase 1,500 shares of the Company's Common Stock on the third business day after the annual meeting of the shareholders of the Company held in each of the ten years commencing in 2000. The total number of shares which may be issued under the 1999 Outside Director Plan may not exceed
120,000 shares, subject to adjustments for stock splits and stock dividends. Options granted under the 1999 Outside Director Plan may be exercised at any time after twelve months from the date of grant. Each of the options granted under the 1999 Outside Director Plan is nontransferable except by will or pursuant to the laws of descent and distribution, is exercisable during an optionee's lifetime only by the optionee, and terminates upon the earlier of
(i) nine months after the date the optionee no longer serves as a member of the Board of Directors or (ii) one year after the date of the optionee's death, whether or not he is serving on the Board of Directors at the time of his death. Payment for shares upon the exercise of each such option may be made in cash or in shares of common stock of the Company already owned by the optionee on the date of exercise (valued on the basis of fair market value thereof on the date of exercise). The option price per share under the 1999 Outside Director Plan shall be equal to 100% of the fair market value on the date of grant.

    Under the 1999 Outside Director Plan, each Outside Director is entitled to receive an annual retirement benefit in an amount equal to the annual retainer fee in effect for the year immediately preceding his retirement or resignation from the Board of Directors, payable in quarterly installments, for the same number of years as the Outside Director served as a Director of the Company up to a maximum of ten years. In order to receive such retirement benefits, the Outside Director must have reached age 65 and ceased serving as a Director of the Company. If an Outside Director dies while serving as a Director or following his retirement or resignation from the Board of Directors, any retirement benefits that he would have otherwise been entitled to receive shall be paid to his surviving spouse or personal representative. No retirement benefits are payable for past service as a Director in years prior to the approval of the 1989 Outside Director Plan by the shareholders in 1989. No retirement benefits are payable for future service as a Director in years after 2000. The retirement benefits are intended to be a non-qualified retirement plan for purposes of the Internal Revenue Code and are deductible by the Company in the year paid. Retirement benefits payable under the 1999 Outside Director Plan are an unfunded general obligation of the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and the most highly compensated executive officers whose salary and bonus exceeded $100,000 in fiscal 2001 as well as the total compensation paid to each such individual for the Company's two previous fiscal years:

                                                                                              LONG-TERM
                                                                                         COMPENSATION AWARDS       ALL OTHER
NAME AND                                      SALARY     BONUS        OTHER ANNUAL      SECURITIES UNDERLYING    COMPENSATION
PRINCIPAL POSITION              YEAR           ($)        ($)      COMPENSATION $(1)         OPTIONS (#)            ($)(2)
------------------            --------       --------   --------   ------------------   ----------------------   -------------
Jeffrey A. Bloomer .........    2001         300,000         --          16,013                     --               3,200
  CHIEF EXECUTIVE OFFICER       2000         253,333         --          11,483                100,000               3,745
  AND PRESIDENT(4)              1999(3)      123,750         --           3,239                     --               3,149

Alfred H. Hunt, III ........    2001         320,000         --          17,812                     --               3,200
  CHAIRMAN AND CHIEF            2000         246,667                    126,148                     --               3,200
  TECHNOLOGY OFFICER            1999(3)      228,750                     45,056                     --               4,333

Dennis H. Coley ............    2001         147,500      2,492           6,750                100,000               2,950
  CHIEF FINANCIAL OFFICER       2000         127,917     17,500          16,852                 40,000               2,558
  AND TREASURER                 1999(3)       78,750         --              --                     --               1,575

------------------------------
(1) Includes life insurance premiums for Mr. Hunt in the amounts of $26,800 for the years 2000 and 1999.

(2) Includes the Company's contributions on behalf of each of the named executives under the IFR Systems, Inc. Employees Profit Sharing Plan and under the IFR Systems, Inc. Savings and Investment (401k) Plan.

(3) Fiscal year 1999 was a nine month year.

(4) Mr. Bloomer has been Chief Executive Officer and President since
    October 12, 1999, and was Executive Vice President from April 20, 1999, to October 12,1999. Prior to that time he was the Company's Treasurer and Chief Financial Officer.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information concerning options granted during fiscal 2001 to the named executives:

                               INDIVIDUAL GRANTS

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                      NUMBER OF      % OF TOTAL                                  ANNUAL RATES OF STOCK
                                     SECURITIES       OPTIONS                                    PRICE APPRECIATION FOR
                                     UNDERLYING      GRANTED TO     EXERCISE OR                       OPTION TERM
                                       OPTIONS      EMPLOYEES IN     BASE PRICE    EXPIRATION   ------------------------
NAME                                 GRANTED(#)    FISCAL YEAR(1)   ($/SHARE)(2)      DATE      5%($)(4)       10%($)(4)
----                                 -----------   --------------   ------------   ----------   --------       ---------
Dennis H. Coley(3).................    10,000           3.2%           5.750        05/18/10     36,000         92,000

------------------------------

(1) In fiscal 2001, options to purchase 309,500 shares of the Company's common stock were granted to 62 individuals

(2) Options were issued at fair market value on date of grant

(3) Options vest annually in four equal installments beginning on the anniversary date of grant.

(4) The 5% and 10% rates of appreciation are pursuant to SEC regulations and are not intended to forecast future appreciation, if any, of IFR's stock. If IFR's stock has not increased in value above the exercise price at the time the options expire, then the option grants described in the table will be valueless.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table summarizes options exercised during fiscal 2001 and presents the value of unexercised options held by the named executives at fiscal year end:

                        AGGREGATED OPTIONS/SAR EXERCISES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                   OPTIONS ON            IN-THE-MONEY OPTIONS ON
                                  SHARES                        MARCH 31, 2001(#)         MARCH 31, 2001($)(1)
                                ACQUIRED ON      VALUE      -------------------------   -------------------------
             NAME               EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
------------------------------  -----------   -----------   -------------------------   -------------------------
Jeffrey A. Bloomer............         --           --            84,625/84,375              $     --/$   --
Alfred H. Hunt, III...........         --           --           223,124/ 9,376                    --/    --
Dennis H. Coley...............         --           --            20,437/44,313                    --/    --

------------------------

(1) Calculated on the basis of fair market value of the Common Stock on March 30, 2001 ($2.781) less the option price

AGREEMENTS RELATING TO TERMINATION OF EMPLOYMENT

    The Company has agreements with Messrs. Bloomer and Coley providing for certain payments to them in the event their employment is terminated for a reason other than serious misconduct, death, normal retirement, or total and permanent disability within two years after a Change of Control of the Company (as defined below). The amount of the payments in each case is equal to 2.95 times the average annual compensation over the previous five years. In addition, following a covered termination of employment, the Company is obligated to maintain in effect retirement, disability, and medical benefits for a period of three years. The Company is also required to reimburse Messrs. Bloomer and Coley the amount of any federal or state tax incurred as a result of receiving an "excess parachute payment" (as defined in the Internal Revenue Code) under these agreements. For purposes of the agreement, a Change in Control of the Company means any event of a nature that would be required to be reported to the Securities and Exchange Commission in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, provided that, without limitation, a Change in Control shall be deemed to have occurred if: (a) any person (within the meaning of Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934) or group of persons becomes the beneficial owner, directly or indirectly, of shares of common stock of the Company representing 20% or more of the shares of voting stock of the Company; or (b) during any period of two consecutive years, individuals who at the beginning of such period were members of the Company's Board of Directors cease to constitute a majority of the Board of Directors, unless the election of each Director who was not a Director at the beginning of such period was approved by at least two-thirds of the Directors then still in office. No Change in Control shall be deemed to have occurred as to either of Messrs. Bloomer or Coley if he is included in the person or group acquiring control of the Company. The agreements are for a term ending on December 31, 2001, but are automatically renewed, prior to a Change in Control, for successive one-year terms unless terminated as provided in the agreement. After a Change in Control, the agreement extends for a further three-year term after its next anniversary date.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is composed entirely of independent outside directors and is responsible for establishing an executive compensation policy and plan for the Company. The Compensation Committee reviews and approves all compensation plans, benefit programs and perquisites for executives and other certain employees.

OVERALL POLICY

    The Company's executive compensation policy is intended (i) to attract and retain the highest caliber of executives; (ii) to recognize and reward individuals for their contributions and commitment to growth and profitability of the Company; and (iii) to link compensation and shareholder value.

    Compensation of the Company's executive officers consists of the following elements: base salary, cash bonus payments under the Incentive Bonus Plan, stock option awards and restricted stock grants. Each of these elements is discussed below.

BASE SALARY

    The Committee, with input from the Chief Executive Officer (CEO), determines annual salary levels for the executive group. Factors considered in setting base salaries include level of responsibilities and prior experience and achievements. Base salaries may be greater or less than median competitive levels.

    In making changes in base salary for existing executive officers, other than the CEO, the Compensation Committee considers the recommendations of the CEO based on his personal evaluation of individual performance for the prior year including attainment of personal objectives and goals, attainment of Company performance goals, the Company's salary structure and competitive salary data.

CASH BONUS PAYMENTS

    In recent years, the Company's executive officers and certain other employees were eligible for annual cash bonuses determined by a formula established at the beginning of each fiscal year based on a minimum threshold of financial objectives for the year. Recognizing that fiscal 2001 would be a transition year based on significant organizational and structural changes coupled with major cost-cutting measures, no incentive bonus plan was established for fiscal 2001 and no cash bonuses were paid.

STOCK OPTIONS

    The grant of stock options under the incentive stock option plans or the nonqualified stock option plan is intended to provide long-term performance based compensation to officers and key employees of the Company. The quantity and recipients of options are determined by the Compensation Committee. Options granted under the 1988 and 1996 Incentive Stock Option Plans are granted at fair market value. Options granted under the 1992 Nonqualified Stock Option Plans were granted at the fair market value on the date of grant. All options granted under the 1988, 1992, and 1996 plans expire not more than ten years from the date of grant. The 1988 Incentive Stock Plan has expired and no options may be issued.

RESTRICTED STOCK GRANTS

    The Company's restricted stock grant compensation combines elements of short-term compensation and long-term incentives. Stock grants may be used to reward executives who have been responsible for successful past results and may also be used to attract skilled management by providing stock for "sign-on" bonus use. In either case, stock ownership is intended to provide an additional incentive for executive management based on long-term results and growth in stock value.

CHIEF EXECUTIVE OFFICER

    On August 25, 2000, Jeffrey A. Bloomer was reelected President and Chief Executive Officer of the Company and his annual base salary was continued at $300,000 based on past performance, expected performance for fiscal 2001, and salaries paid at comparable companies. Mr. Bloomer received no bonus for fiscal 2001.

                            COMPENSATION COMMITTEE:

        Oscar L. Tang, Chairman
   Frederick R. Hume     Donald L. Graf
        Ralph R. Whitney, Jr.

                AUDIT COMMITTEE REPORT TO THE BOARD OF DIRECTORS

    The Audit Committee reviews IFR Systems, Inc. financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial consolidated statements contained in the 2001 Annual Report on SEC Form 10-K with IFR Systems, Inc's management and the independent auditors. Management is responsible for the consolidated financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States.

    The Audit Committee discussed with the independent auditors those matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. In addition, the Audit Committee has discussed with the independent auditors the auditor's independence from IFR Systems, Inc and its management, as required by Independence Standards Board No. 1, Independence Discussions with Audit Committees.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the IFR Systems, Inc. Annual Report on SEC Form 10-K for the year ended March 31, 2001, for filing with the Securities and Exchange Commission.

                              THE AUDIT COMMITTEE

       Donald L. Graf, Chairman
   Frederick R. Hume     John V. Grose
        Ralph R. Whitney, Jr.

STOCK PERFORMANCE GRAPH

    The following graph sets forth the five-year cumulative total return (assuming a $100 investment and dividend reinvestment) on the Common Stock of the Company as well as the total returns on the NASDAQ Stock Market and for NASDAQ Non-Financial Stocks:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         IFR SYSTEMS, INC.  NASDAQ COMPOSITE (US)  NASDAQ NON-FINANCIAL (US & FOREIGN)
3/29/96            $100.00                $100.00                              $100.00
3/31/97            $113.21                $150.86                              $145.54
3/31/98            $252.81                $226.90                              $218.38
3/31/99             $55.39                $307.81                              $303.36
3/31/00             $69.59                $571.48                              $594.90
3/30/01             $30.73                $252.42                              $276.20

CERTAIN RELATIONSHIPS

    Mr. Grose, a Director of the Company, is past President of Navair Inc., Mississauga, Ontario. Navair is a distributor of the Company's products in Canada, which accounted for more than 25% of Navair's sales during its most recent fiscal year. During the Company's fiscal year ended March 31, 2001, Navair's purchases from the Company totaled $4,588,000 (less than 4% of the Company's gross revenues). This relationship is expected to continue during the current fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

    Pursuant to Section 16(a) of the Securities and Exchange Act of 1934, as amended, Directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company's equity securities. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Directors and executive officers of the Company complied with all filing requirements during the fiscal year ended March 31, 2001.

                                  PROPOSAL II
                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Audit Committee recommended and the Board of Directors of the Company appointed Ernst & Young LLP as independent auditors to examine the financial statements of the Company for the current fiscal year ending March 31, 2002. Although there is no requirement that such appointment be submitted to a vote of the shareholders, the Board of Directors believes that the shareholders should be afforded the opportunity to ratify the appointment. If the shareholders do not ratify the appointment, the Board of Directors, in its discretion and without further vote of the shareholders, will select another firm to serve as independent auditors for the current fiscal year.

AUDIT FEES

    The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual consolidated financial statements for the year ended March 31, 2001, and the reviews of the consolidated financial information included in the Company's Form 10-Q's for fiscal 2001, was $310,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    There were no fees billed in 2001 by Ernst & Young LLP for professional services related to financial information systems design and implementation.

ALL OTHER FEES

    The aggregate fees billed by Ernst & Young LLP for professional services other that services noted above were approximately $200,000 for the year ended March 31, 2001. Such fees consist primarily of tax services and corporate statutory audits. The Audit Committee has considered whether, and concluded that, the provision of these services is compatible with maintaining Ernst & Young LLP's independence.

    Ernst & Young LLP has served as independent auditors for the Company continuously since 1971 and is considered by the Directors to be well qualified. The Board of Directors therefore recommends a vote FOR ratification of the appointment of Ernst & Young LLP and if the enclosed proxy is duly executed and received in time for the meeting and if no contrary specification is made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby for ratification of such appointment. The affirmative vote of a majority of the shares represented in person or by proxy at the meeting and eligible to be voted is required for ratification of the appointment.

    A representative of Ernst & Young LLP will not be present at the shareholder meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS.

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    Shareholder proposals intended to be presented at the 2002 annual meeting of shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission must be received by the Company on or before March 21, 2002 to be considered for inclusion in the proxy materials relating to that meeting. Pursuant to the Company's Bylaws, all other shareholder proposals intended to be submitted at the 2002 annual meeting will be considered (other than the election of Director) untimely if the Company did not have notice of the matter before May 31, 2002. In addition, the Company's Amended and Restated Certificate of Incorporation provides that any shareholder wishing to make a nomination for director must give the Company advance notice as provided in the Amended and Restated Certificate of Incorporation. To be timely, such notice must be given not less than 21 days before an annual meeting and, if an election is to be held at a special meeting, not later than the close of business on the seventh day following the date on which notice of special meeting is first given to shareholders.

OTHER MATTERS

    The Annual Meeting is called for the purposes set forth in the "Notice of Annual Meeting." The Board of Directors has not been informed of any matters other than those stated in the Notice that are to be presented at the meeting. If any other business is brought before the meeting, the persons named in the proxy will vote according to the recommendations of the Board of Directors of the Company. Proxies may not be voted in the discretion of the proxy holders as to any item of business of which the Company had notice by May 30, 2001.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Charles J. Woodin

                                          CHARLES J. WOODIN
                                          SECRETARY

IMPORTANT:

    PLEASE IMMEDIATELY MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED STAMPED, ADDRESSED ENVELOPE. IF YOU ATTEND THE MEETING, AND IF YOU SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

                                   EXHIBIT 1

                                IFR SYSTEMS INC.
                             10200 WEST YORK STREET
                           WICHITA, KANSAS 67215-8999

                            AUDIT COMMITTEE CHARTER

COMPOSITION:

    The Board shall annually elect an Audit Committee, comprised of three directors (unless otherwise expanded), independent of senior management and operating executives of IFR, and free of any relationships that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. One of the members shall be elected Chairman of the Committee. The chairmanship may be rotated as the Committee shall from time to time determine.

    All Committee members shall be financially literate or must become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee must have accounting or related financial management expertise.

PRIME PURPOSE:

    The Committee shall:

1) Provide assistance to the Board in fulfilling its fiduciary responsibilities relating to corporate accounting and reporting practices for the Company, its wholly and majority-owned subsidiaries, any 50% joint ventures, and any other entities which may require either "opinion audits" or special purpose reviews.

2)  Strengthen the confidence of the public in the Company's reported results.

3) Maintain, through regularly scheduled meetings, a direct line of communication between the Board and the independent auditors.

4) Afford to the independent auditors a private, confidential audience at any time they desire and request it, through the committee Chairman, with or without the knowledge of management.

FUNCTIONS:

    The Committee shall review, appraise and report to the Board on:

1) The quality and effectiveness of the entire accounting and internal control system.

2) The adequacy of the audit effort by both the independent auditors and the internal auditors, in terms of the scope of such audit and the audit procedures to be utilized.

3) The appropriateness, soundness and quality, not just the acceptability of accounting policies adopted by management and accepted by the independent auditors, where alternatives were also acceptable.

4) The adequacy of the disclosure of information essential to a fair and full presentation of the financial affairs of the Company.

5) Any significant difficulties encountered or important discoveries made by the independent auditors or internal auditors.

6) The effect of any changes in accounting principles or of any developments emanating from the profession, its Standards Board, or any governmental authority.

7) The firm of independent auditors retained by the Company, and the Committee's recommendation to retain or replace such firm in the ensuing year along with approving the compensation of that firm.

8) Discuss the independence of the independent auditors, including a review of management and other consulting services and related fees provided by the independent auditors, and any other matters included in the written disclosures required by the Independence Standards Board.

9) Any special investigations into any matters brought to the attention of the Committee within the scope of its duties, including the assistance and advice received by outside counsel specifically retained by the Committee.

10) Annually review and reassess this charter.

11) Prepare a report for inclusion in the Company's annual proxy statement in accordance with SEC regulations.

MEETINGS:

    The Committee will hold at least two regular meetings per year. In addition, the Committee will hold a minimum of three telephonic meetings to review the Company's quarterly financial press release prior to its distribution. Other meetings may be convened as the Chairman or the Committee deems necessary. In addition to the Committee members, these meetings normally will be attended by representatives of the independent auditors, the Director of internal audit, and the corporate secretary. In addition, the Committee expects to frequently have available by invitation, the President and Chief Executive Officer of the Company, and financial and accounting management.

MINUTES:

    Minutes of each meeting shall be prepared and copies provided to Committee members, Directors who are not members of the Committee, the Secretary of the Corporation for permanent filing and others as determined by the Chairman of the Audit Committee.

REQUIRED COMMUNICATIONS:

    The following matters are to be communicated directly to the audit committee from the independent auditors or management if noted during an audit or while performing a review of interim financial information:

    - Significant deficiencies (i.e., reportable conditions) in the design or functioning of the internal control structure

    - Material misstatements in the financial statements, whether intentional or unintentional, and possible illegal acts.

    - Significant audit adjustments, whether or not recorded by the entity

    - Management's process for developing, and the auditor's basis for the reasonableness of, particularly sensitive accounting estimates

    - Initial selection of, or change in, significant accounting principles, and accounting and disclosure decisions with respect to significant unusual transactions

    - Any serious difficulties encountered in dealing with management that affected the performance of the audit or review of interim financial information

    - Opinions obtained by management from other independent accountants on accounting or reporting issues

    - The nature of significant disagreements, whether or not satisfactorily resolved, with management on financial accounting and reporting matters or auditing procedures

    - Concerns that interim financial information may be materially misstated if the auditors believe that management has not responded appropriately to the concerns

    These additional communications should be discussed with the audit committee by the independent auditors on an as needed basis unless indicated otherwise:

    - The level of responsibility the auditor assumes in an audit

    - The responsibility the auditor assumes for other information presented with audited financial statements

    - Major accounting or auditing issues discussed with management prior to being retained as auditor

    - The types of, and total fees from, management consulting services performed by the company's independent auditors during the year (should be communicated annually).

                               IFR SYSTEMS, INC.
                                     PROXY

                 Annual Meeting of Shareholders--August 7, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Alfred H. Hunt, III, and Charles J. Woodin, and each of them, proxies, each with full power of substitution, to vote on behalf of the undersigned all shares of common stock of IFR Systems, Inc. which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on August 7, 2001, at 1:00 p.m. (C.D.T.), and any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or to refrain from voting as checked below upon the following matters, and otherwise in their discretion:

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

--------------------------------------------------------------------------------


5977--IFR SYSTEMS, INC.

                                IFR SYSTEMS, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

[                                                                              ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH
OF THE FOLLOWING:

1. ELECTION OF DIRECTORS--                   FOR       WITHHOLD
                                             ALL          ALL         FOR ALL (EXCEPT NOMINEE(S) WRITTEN BELOW)
NOMINEES: 01-Donald L. Graf and
          02-Ralph R. Whitney, Jr.           / /          / /         / /  ____________________________________

2. Ratification of the appointment of        FOR       AGAINST        ABSTAIN
   Ernst & Young LLP as independent          / /          / /         / /
   auditors for the current fiscal year
   ending March 31, 2002.

                                             IN THE ABSENCE OF CONTRARY
                                             INSTRUCTION, THIS PROXY WILL BE
                                             VOTED FOR THE ELECTION OF ALL
                                             NOMINEES FOR ELECTION AS DESCRIBED
                                             AND FOR THE OTHER PROPOSAL.

                                             The undersigned acknowledges
                                             receipt with this proxy of a copy
                                             of the Notice of Annual Meeting,
                                             the Proxy Statement dated July 19,
                                             2001, and the Company's 2001 Annual
                                             Report. The undersigned hereby
                                             revokes any proxy or proxies
                                             heretofore given.


                                                  Dated: _________________, 2001

                                             Signature(s)_______________________

                                             IMPORTANT: Please date this Proxy
                                             and sign exactly as your name or
                                             names appear hereon. If stock is
                                             held jointly, signature should
                                             include both names. Executors,
                                             administrators, trustees,
                                             guardians, and others signing in a
                                             representative capacity, please
                                             give full titles.

--------------------------------------------------------------------------------

                     TRIANGLE FOLD AND DETACH HERE TRIANGLE

                            YOUR VOTE IS IMPORTANT.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.


5977--IFR SYSTEMS, INC.